EXHIBIT 5.1

                       AKIN GUMP STRAUSS HAUER & FELD, LLP
                       2029 CENTURY PARK EAST, SUITE 2400
                          LOS ANGELES, CALIFORNIA 90067

                                  July 31, 2003


VCA Antech, Inc.
12401 West Olympic Boulevard
Los Angeles, CA  90064-1022

Attn: Tomas W. Fuller

     Re: VCA Antech, Inc., Registration Statement on Form S-8.

Ladies and Gentlemen:

     We have acted as counsel to VCA Antech, Inc., a Delaware corporation (the "COMPANY"), in connection with the registration, pursuant to a registration statement on Form S-8 (the "REGISTRATION STATEMENT"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), of the issuance by the Company of up to 1,500,000 shares (the "COMPANY SHARES") of the Company's common stock, par value $0.001 per share ("COMMON STOCK") pursuant to the Company's 2001 Stock Incentive Plan, as amended (the "PLAN").

     We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

     Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that when the Registration Statement relating to the Company Shares has become effective under the Act and, when issued, sold and delivered pursuant to the terms of the Plan, the Company Shares will be validly issued, fully paid and non-assessable.

     The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("LAWS") of (i) the federal Laws of the United States of America and (ii) the General Corporation Law of the State of Delaware.

B. This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

                                       Very truly yours,


                                       /s/ AKIN GUMP STRAUSS HAUER & FELD, LLP
                                       ----------------------------------------
                                       AKIN GUMP STRAUSS HAUER & FELD, LLP


                                       2